SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Elastic Networks Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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E L A S T I C   N E T W O R K S   I N C.
6120 Windward Parkway, Suite 100
Alpharetta, Georgia 30005
(678) 297-3100
March 23, 2001

Dear Stockholders:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Elastic Networks Inc., which will be held at 9:00 a.m. (Eastern Daylight Time) on Wednesday, May 9, 2001, at the Atlanta Marriott Alpharetta Hotel, located at 5750 Windward Parkway, Alpharetta, GA 30005 (the "Annual Meeting").

    The principal business of the Annual Meeting will be: (i) to elect our 2 Class I directors, (ii) to amend our 1999 Stock Incentive Plan to increase the number of shares of our common stock, $0.01 par value per share, that are reserved for issuance thereunder by 1.0 million shares, (iii) to amend, restate and adopt our Employee Stock Purchase Plan, and (iv) to transact such other business as may properly come before the Annual Meeting. Regarding the election of our 2 Class I directors, please note that our Board of Directors is divided into 3 classes, with only 1 class (Class I) required to be elected this year. Please refer to the section entitled "Board of Directors" in the Proxy Statement for further details. During the Annual Meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of 2001.

    If you do not attend the Annual Meeting, you may vote your shares in any of 3 ways—by mail, by telephone or by Internet. The enclosed proxy card materials provide you details on how to vote by these 3 methods. Whether or not you plan to attend the Annual Meeting, we encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting. If you decide to attend the Annual Meeting, you may, of course, revoke your proxy and personally cast your votes.

    Thank you, and we look forward to seeing you at the Annual Meeting or receiving your proxy vote.

                      Sincerely yours,

                      Guy D. Gill
                       Chairman of the Board

E L A S T I C   N E T W O R K S   I N C.
6120 Windward Parkway, Suite 100
Alpharetta, Georgia 30005
(678) 297-3100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 9, 2001

    The 2001 Annual Meeting of Stockholders of Elastic Networks Inc. will be held at 9:00 a.m. (Eastern Daylight Time), on Wednesday, May 9, 2001, at the Atlanta Marriott Alpharetta Hotel, located at 5750 Windward Parkway, Alpharetta, GA 30005. The meeting is called for the following purposes:

  1.
  To elect our 2 Class I directors required to be elected this year;

  2.
  To amend our 1999 Stock Incentive Plan to increase the number of shares of our common stock that are available for issuance thereunder by 1.0 million shares;

  3.
  To amend, restate and adopt our Employee Stock Purchase Plan; and

  4.
  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 19, 2001 as the record date for the purpose of determining the stockholders who are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY MAIL WITH THE ENCLOSED PROXY CARD, BY TELEPHONE OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                      By order of the Board of Directors,

                      Guy D. Gill
                       Chairman of the Board

Alpharetta, Georgia
March 23, 2001

E L A S T I C   N E T W O R K S   I N C.
6120 Windward Parkway, Suite 100
Alpharetta, Georgia 30005
(678) 297-3100

P R O X Y  S T A T E M E N T
For the Annual Meeting of Stockholders
to be held Wednesday, May 9, 2001

    This Proxy Statement is furnished by and on behalf of the Board of Directors of Elastic Networks Inc. (the "Company" or "Elastic") in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Eastern Daylight Time) on Wednesday, May 9, 2001, at the Atlanta Marriott Alpharetta Hotel, located at 5750 Windward Parkway Alpharetta, Georgia 30005, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be mailed on or about March 23, 2001 to the Company's stockholders of record (the "Stockholders") on the Record Date, as defined below.

    THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE 3 AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

    YOUR VOTE IS IMPORTANT!
BACKGROUND

    This is Elastic's first Proxy Statement and the Annual Meeting will be its first annual meeting of Stockholders since the Company effected its initial public offering of its common stock, $0.01 par value per share (the "Common Stock"), on October 4, 2000.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

    Proxies will be voted as specified by the Stockholder or Stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of Common Stock represented thereby will be voted FOR the proposals set forth in this Proxy Statement. The submission of a signed proxy will not affect a Stockholder's right to attend and to vote in person at the Annual Meeting. A Stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

    Only holders of record of Common Stock as of the close of business on March 19, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 31,399,791 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast 1 vote per share on all matters voted upon at the Annual Meeting.

Quorum Required

    According to the Company's Amended and Restated Bylaws, the holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

Vote Required

    Under Delaware law, and in accordance with Elastic's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the election of the Company's 2 Class I directors requires the affirmative vote of a plurality of the Shares present in person or represented by proxy and entitled to vote on such matter at a meeting at which a quorum is present. In addition, the amendment of the Company's 1999 Stock Incentive Plan to increase the number of shares of Common Stock that are reserved for issuance thereunder and the amendment, restatement and adoption of the Company's Employee Stock Purchase Plan each requires the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval of proposals and will therefore, have the effect of votes against such proposals. Broker non-votes, those shares held by a broker or nominee as to which such a broker or nominee does not have discretionary voting power, will not be counted as votes for or against approval of such matters.

    With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its Stockholders.

PROPOSAL I—ELECTION OF CLASS I DIRECTORS

Board of Directors

    Elastic's Second Amended and Restated Certificate of Incorporation provides that the Company shall have at least 2 and not more than 17 directors, with the exact number to be fixed by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least a majority of all outstanding Shares entitled to be voted in the election of directors, voting together as a single class. The Board of Directors has fixed the number of directors at 7 directors, and Elastic currently has 7 directors. If the number of directors is changed by resolution of the Board of Directors, any increase or decrease shall be apportioned among the 3 classes of directors described below so as to maintain the number of directors in each class as nearly equal as possible.

    Any vacancy on the Board of Directors that results from an increase in the number of directors or from the prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by the Stockholders if the Board of Directors has not filled the vacancy. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor. In no event, however, will a decrease in the number of directors shorten the term of an incumbent director.

    As established in its Second Amended and Restated Certificate of Incorporation, Elastic's Board of Directors is divided into 3 classes, designated as Class I, Class II and Class III, which classes are to have as nearly equal number of directors as possible. The initial terms for the Company's Board of Directors' 3 classes expire at the annual stockholder meeting in the following years: Class I—2001; Class II—2002; and Class III—2003. Thereafter, the term for each class is 3 years, which expires at the third succeeding annual stockholder meeting after their election. The current 7-member Board of Directors consists of 3 Class III members, 2 Class II members and 2 Class I members. The full Board of Directors met 18 times in fiscal 2000. Except for Mr. Charles G. Betty, each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors that were held after such director was elected to the Board of Directors, and (2) the total number of meetings held by all committees of the Board of Directors on which he served after he was elected to such committee(s).

Nominees

    The initial term of both of Elastic's current Class I directors, Messrs. Gerald A. Poch and Jerome L. Rhattigan, expires at this Annual Meeting. The Board of Directors has nominated Messrs. Gerald A. Poch and Jerome L. Rhattigan for re-election at the Annual Meeting to serve as Elastic's Class I Directors. If re-elected, their term would expire at the 2004 annual meeting of stockholders.

    All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of directors as specified therein by the Stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of the nominees listed in this Proxy Statement to the Board of Directors. Each nominee has consented to serve as a Class I director of the Company if elected. If at the time of the Annual Meeting a nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director.

    Stockholders may withhold their votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card. Stockholders may withhold their votes from any particular nominee by writing that nominee's name in the space provided for that purpose on the enclosed proxy card.

Informational Biographies

    Set forth below is certain biographical information furnished to the Company by each of its existing directors, including the Company's 2 current Class I directors which the Board of Directors has nominated for re-election at the Annual Meeting:

Gerald A. Poch – Class I Director
Age: 54

    Gerald A. Poch has served as a director of the Company since May 1999. Mr. Poch has served as a managing director of Pequot Capital Management, Inc., a venture capital fund management company, since January 2000. Mr. Poch joined the Pequot family of funds in August 1998 as a principal. From August 1996 to June 1998 he was the chairman, president and chief executive officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider ("ITS"). Before ITS, from 1983 to 1996, Mr. Poch was a founder, co-chairman and co-president of AmeriData Technologies, Inc. (NYSE: ADA), a value added reseller and systems intergrator of hardware and software systems, and its predecessor companies until its acquisition by GE Capital in 1996. Mr. Poch is co-chairman of MessageMedia, Inc. and a director of FutureLink Corp. and BriteSmile, Inc.

Jerome L. Rhattigan – Class I Director
Age: 58

    Jerome L. Rhattigan has served as a director of the Company since August 2000. Mr. Rhattigan has served as principal of HireUp, Inc., an executive search firm focused on the communications industry, since October 1999. Prior to that, Mr. Rhattigan worked from February 1993 to September 1999 as an outside consultant and an associate partner of Andersen Consulting to help build its communications practice.

Guy D. Gill – Class II Director
Age: 47

    Guy D. Gill, one of the Company's co-founders, has served as its president and as a director since September 1998. He became Elastic's chief executive officer and chairman of the Board of Directors in May 1999. From January 1999 until May 1999, Mr. Gill served as president of the Elastic Networks group of Nortel Networks Inc., a global telecommunications services company. From January 1998 through January 1999, Mr. Gill was president and chief executive officer of Arris Interactive, L.L.C., a cable telephony joint venture between Nortel Networks and ANTEC Corporation. From December 1995 to January 1998, Mr. Gill served as vice president and general manager of Nortel Networks' access networks division. From January 1994 through December 1995, he was vice president, customer network solutions, of Nortel Networks Inc. Mr. Gill has 23 years of telecommunications experience with Nortel Networks in positions in general management, sales, marketing and finance. He previously served on the board of directors of Arris Interactive and NetSpeed, Inc.

Richard G. Reid – Class II Director
Age: 54

    Richard G. Reid has served as a director of the Company since May 1999. Mr. Reid has a 30-year career with Nortel Networks Inc. Currently, Mr. Reid is president, ebusiness global marketing of Nortel Networks. Before that, Mr. Reid was president of Nortel Networks' emerging service provider market segment and president of Nortel Networks' global carrier solutions CLECs/IXCs business unit. Mr. Reid has also served as Nortel Networks' vice president and general manager, DMS-100, vice president and managing director, private switching for Europe, Middle East and Africa, and managing director and vice president in the United Kingdom.

Steven J. Benson – Class III Director
Age: 42

    Steven J. Benson has served as a director of the Company since August 2000. Since August 1999, Mr. Benson has served as chairman of the board of directors of MCK Communications, Inc., a manufacturer of remote voice products. He also served as president, chief executive officer and a director of MCK Communications, from June 1997 until January 2001. From September 1992 through April 1997, he served as senior vice president of worldwide sales and marketing for Shiva Corporation, a manufacturer of data access products.

Charles G. Betty – Class III Director
Age: 44

    Charles G. Betty has served as a director of the Company since August 2000. Mr. Betty has served as chief executive officer and as a director of EarthLink, Inc., a national Internet service provider (ISP), and as president and a director of its predecessor, EarthLink Network, Inc. since January 1996. In May 1996 he was named chief executive officer of EarthLink Network, Inc.

Thomas M. Manley – Class III Director
Age: 42

    Thomas M. Manley has served as a director of the Company since May 1999. Since August 2000, Mr. Manley has served as senior vice president, finance, at Nortel Networks Inc. Prior to that, Mr. Manley worked at Nortel Networks as vice president, finance, since October 1999, and as vice president, finance for carrier packet solutions/broadband networks, since September 1997. Mr. Manley has held various executive positions at Nortel Networks since 1983, including vice president and general manager of the advanced public access systems division since September 1995.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF MESSRS. POCH AND RHATTIGAN TO THE BOARD OF DIRECTORS AS CLASS I DIRECTORS.

Committees of the Board of Directors

    The Board of Directors has 2 standing committees: an Audit Committee and a Compensation Committee. In fiscal 2000, the Audit Committee met 1 time and the Compensation Committee met 1 time.

    The Audit Committee of the Board of Directors presently consists of Messrs. Benson, Betty, Rhattigan and Manley. The Audit Committee is responsible for making recommendations to the Board of Directors regarding the selection of independent auditors, reviewing the results and scope of audits and other services provided by the Company's independent auditors, and reviewing and evaluating the Company's internal audit and control functions. The functions and duties of the Audit Committee, and its activities during fiscal 2000, are more particularly described below under the heading Report of the Audit Committee. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A hereto.

    During the year, the Board of Directors examined the new rules promulgated by the Securities and Exchange Commission ("SEC") governing audit committees. Based upon this examination, the Board of Directors confirmed that all members of the Audit Committee, except Mr. Thomas M. Manley, are "independent" within the meaning of the SEC's new rules. Mr. Manley currently serves as senior vice president, finance, for Nortel Networks Inc., which owns approximately 46% of the Company's Common Stock and, accordingly, may be deemed to be an affiliate of the Company within the meaning of Nasdaq Marketplace Rule 4200(a)(14). Therefore, the Board of Directors has determined that Mr. Manley is not an "independent" director within the meaning of the SEC's new rules. In appointing Mr. Manley to the Audit Committee, the Board of Directors considered that Mr. Manley is a senior financial executive with over 7 years of executive level experience in finance while working for a multinational, public corporation. These factors, in addition to his 17 years of experience in the telecommunications industry, make him uniquely qualified to understand both the financial and technological challenges faced by a public entity operating in the telecommunications industry, such as Elastic. Accordingly, the Board of Directors determined that the appointment of Mr. Manley to the Audit Committee was in the best interests of the Company and its Stockholders.

    The Compensation Committee of the Board of Directors presently consists of Messrs. Reid, Poch and Rhattigan. The Compensation Committee establishes cash and long-term incentive compensation for executive officers and other key employees of the Company. The Compensation Committee is also responsible for administering the Company's 1999 Stock Incentive Plan, the Company's Employee Stock Purchase Plan, certain other compensation and incentive plans, and approving certain employment contracts. The functions and duties of the Compensation Committee, and its activities during fiscal 2000, are more particularly described below under the heading Compensation Committee Report on Executive Compensation.

Executive Officers

    The executive officers of the Company serve at the discretion of the Board of Directors until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Elastic's executive officers presently include: Thomas H. Acker, Kevin D. Elop, Guy D. Gill, Thomas J. Gallo, Phillip L. Griffith, Larry R. Hurtado, Anne B. Jarvis, Gary S. Palmer and Matthew D. Toth.

    The following sets forth biographical information for the Company's executive officers that are not directors:

Thomas H. Acker – Vice President, Manufacturing Operations
Age: 56

    Thomas H. Acker has served as Elastic's vice president, manufacturing operations since February 2001. From August 1992 through February 2001, Mr. Acker served in various senior operations management positions for ADC Telecommunications, Inc., a manufacturer of networking and broadband connectivity products. These senior operations management positions included vice president, manufacturing transmission group, vice president, transmission manufacturing, and director, materials and distribution. From 1991 through 1992, he served as chief operating officer for Arndt Electronics, the predecessor to James Electronics Inc. and a purchaser and seller of electronic components and computer products.

Kevin D. Elop – Chief Financial Officer, Secretary and Treasurer
Age: 35

    Kevin D. Elop has served as the Company's chief financial officer since June 2000 and as treasurer and corporate secretary since May 1999. From June 1998 through May 1999, he served as the director of finance and administration for the Elastic Networks group of Nortel Networks. From January 1990 through June 1998, Mr. Elop served in various capacities at Nortel Networks, including as senior manager for corporate consolidations, senior manager for external reporting and accounting research, manager of finance systems and manager of enterprise networks finance.

Thomas J. Gallo – Vice President, Global Business Development
Age: 43

    Thomas J. Gallo has served as the Company's vice president, global business development since January 2001. Prior to that, Mr. Gallo served as the Company's vice president, worldwide sales since June 1999. From July 1998 through June 1999, he served as North American business director for business partners of Nortel Networks. From July 1997 through June 1998, Mr. Gallo served as director, small/medium business VAR sales of Bay Networks, Inc., a networking products manufacturer, and from March 1996 through June 1997 he served as director, Internet CPE sales for Bay Networks. From June 1995 to March 1996, he was vice president, sales for Performance Technology, Inc., a local area network to Internet connectivity hardware and software solutions company.

Phillip L. Griffith – Vice President, Sales
Age: 44

    Phillip L. Griffith has served as the Company's vice president, sales since January 2001. Mr. Griffith served as the Company's vice president, marketing since May 1999. Prior to that, Mr. Griffith served in various positions at Nortel Networks. From June 1998 through May 1999, he served as vice president, sales and marketing for the Elastic Networks group of Nortel Networks. From June 1997 through June 1998, he served as Nortel Networks' regional vice president, wireless networks. From June 1995 through June 1997, Mr. Griffith served as Nortel Networks' vice president of sales, wireless networks for the southeast United States.

Larry R. Hurtado – President, International Operations
Age: 39

    Larry R. Hurtado, one of Elastic's co-founders, has served as the Company's president, international operations since Janurary 2001. Prior to that, Mr. Hurtado served as the Company's vice president, global operations since March 2000. From January 2000 to March 2000, he served as Elastic's vice president, technology and operations and from May 1999 through January 2000, he served as the Company's vice president, engineering, technology and operations. From October 1998 through May 1999, Mr. Hurtado served as vice president, business line management for the Elastic Networks group of Nortel Networks. From September 1997 through October 1998, he served as the director, business line management of the Elastic Networks group. From September 1996 through September 1997, Mr. Hurtado founded and served as a principal of the Lighthouse Group, a technology consulting company, and from July 1995 through September 1996, he served as vice president and general manager of Medaphis Corporation, a medical technology provider.

Anne B. Jarvis – Vice President, Marketing
Age: 37

    Anne B. Jarvis has served as Elastic's vice president, marketing since February 2001. Prior to joining Elastic, Mrs. Jarvis served as regional vice president for e.Spire Communications, Inc., a competitive local exchange carrier serving major U.S. metropolitan areas, from July 1998 to November 2000. Mrs. Jarvis also has an extensive sales and marketing background with MCI Communications Corporation, a global telecommunications carrier and services provider, where she served as director of carrier southeast sales, director of special markets, marketing and support, branch manager of carrier sales for the southeast, and various other positions from September 1989 to July 1998.

Gary S. Palmer – Vice President, Professional Services
Age: 56

    Gary S. Palmer has served as Elastic's vice president, professional services since December 1999. From June 1999 through December 1999, he served as vice president operations for the AT&T global account of Nortel Networks. Prior to June 1999, Mr. Palmer served in various other capacities at Nortel Networks including as vice president, North American installation, vice president of customer service, BellSouth account, vice president of customer service, Bell Atlantic account and vice president of customer service, Teligent account.

Matthew D. Toth – Vice President, Engineering
Age: 42

    Matthew D. Toth has served as Elastic's vice president, engineering since March 2001, and as director of hardware design since September 2000. From June 1998 through September 2000, he served as vice president of engineering for Elcotel Telecommunications Inc., a manufacturer of telephony products, and from October 1997 through June 1998, as its director of engineering. From July 1996 through October 1997, he served as director of advanced development for NCR Corporation, a publicly held provider of transaction and data warehousing solutions. From March 1995 through July 1996, he served as director of engineering for Advanced Promotion Technologies, Inc., a provider of network-based, in-store promotion and marketing services to consumer product manufacturers and distributors.

Special Technology Consultant

    John B. (Jack) Terry invented EtherLoop technology while serving as an assistant vice president of Nortel Networks. Mr. Terry was a co-founder of the Elastic Networks group of Nortel Networks, serving as its chief technical officer from its creation in January 1997 until his retirement from Nortel Networks in December 1998. The Company has retained him since February 1999 as a special technology consultant for the further development of its technology and products. He holds numerous patents in a variety of fields and has chaired and presented papers at many key conferences during the past 30 years. Mr. Terry is a Fellow of the IEEE, recipient of the IEEE 1995 Engineering Leadership Award, Fellow of the International Engineering Consortium, a Senior Member of the SCTE and a member of Sigma Xi.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the National Association of Securities Dealers, Inc. These persons are also required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's reporting persons complied during fiscal 2000 with all applicable Section 16(a) filing requirements, except that Mr. Robert T. Gallagher, the Company's former vice president, engineering, filed a Form 5 to report the grant of options to purchase 15,000 shares of Common Stock granted to him prior to the Company's initial public offering, but which were not reported on his Form 3 filed in connection with such initial public offering.

Beneficial Ownership of Common Stock

    The following table sets forth information concerning (i) those persons known by management of the Company to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the Named Executive Officers, as such term is used in the Executive Compensation section set forth below, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of March 19, 2001. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

    Except as noted, the business address of the named beneficial owner is c/o Elastic Networks Inc., 6120 Windward Parkway, Suite 100, Alpharetta, Georgia 30005. Except as noted, each beneficial owner has sole voting and investment power over the shares shown.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Guy D. Gill (1)	653,033	2.1%
Phillip L. Griffith (2)	133,730	*
Thomas J. Gallo (3)	105,370	*
Michael S. VanPatten (4)	178,125	*
Robert T. Gallagher (5)	32,708	*
Steven J. Benson (6)	10,000	*
Charles G. Betty (7)	10,000	*
Thomas M. Manley (8)	14,435,845	46.0
Gerald A. Poch (9)	5,004,113	15.9
Richard G. Reid (10)	14,435,845	46.0
Jerome L. Rhattigan (11)	46,000	*
Nortel Networks Inc. (12)	14,435,845	46.0
Pequot Capital Management, Inc. (13)	5,004,113	15.9
All directors and executive officers as a group (15 persons) (14)	20,677,672	65.9%

*
Represents beneficial ownership of less than 1% of the Company's outstanding Common Stock.

(1)
Consists of 653,033 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(2)
Consists of 12,959 shares of Common Stock owned by Mr. Griffith and 120,771 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(3)
Consists of 105,370 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(4)
Consists of 48,309 shares of Common Stock owned by Mr. VanPatten and 129,816 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001. In February 2001, Mr. VanPatten terminated his employment with the Company.

(5)
Consists of 32,708 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001. In March 2001, Mr. Gallagher terminated his employment with the Company.

(6)
Consists of 10,000 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(7)
Consists of 10,000 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(8)
Mr. Manley is senior vice president, finance, at Nortel Networks and may be deemed to beneficially own the 14,435,845 shares of Common Stock held by Nortel Networks Inc. Mr. Manley disclaims beneficial ownership of these shares of Common Stock, except to the extent of his pecuniary interest.

(9)
Mr. Poch is a managing director of Pequot Capital Management, Inc. and may be deemed to beneficially own the 5,004,113 shares of Common Stock held by the Pequot entities. Mr. Poch disclaims beneficial ownership of these shares of Common Stock, except to the extent of his pecuniary interest.

(10)
Mr. Reid is president, ebusiness global marketing, of Nortel Networks and may be deemed to beneficially own the 14,435,845 shares of Common Stock held by Nortel Networks Inc. Mr. Reid disclaims beneficial ownership of these shares of Common Stock, except to the extent of his pecuniary interest.

(11)
Consists of 30,000 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001 and that were granted pursuant to Mr. Rhattigan's serving as an independent director on Elastic's Audit Committee, and 16,000 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001 and that were granted in 1999 and 2001 in connection with services rendered by HireUp, Inc.

(12)
Consists of 14,384,615 shares of Common Stock owned by Nortel Networks Inc. and 51,230 shares of Common Stock issuable upon exercise of a warrant owned by Nortel Networks Inc. Mr. Thomas M. Manley and Mr. Richard G. Reid, executives of Nortel Networks Inc., are members of the Company's Board of Directors. Nortel Networks Inc.'s business address is 2350 Lakeside Blvd., Mail Stop 07/J01/A30, Richardson, Texas 75082.

(13)
Represents 3,305,247 shares of Common Stock held by Pequot Private Equity Fund, L.P., 418,482 shares of Common Stock held by Pequot Offshore Private Equity Fund, Inc., 1,229,154 shares of Common Stock held by Pequot Venture Partners, L.P. and 51,230 shares of Common Stock issuable upon exercise of a warrant held by Pequot Private Equity Fund II, L.P. The Pequot entities are managed by Pequot Capital Management, Inc. which has voting and dispositive power over all shares of Common Stock held by the Pequot entities. Pequot Capital Management, Inc.'s address is 500 Nyala Farm Road, Westport, Connecticut 06880.

(14)
Consists of 12,959, 10,500 and 400 shares of Common Stock owned by Mr. Griffith, Mrs. Jarvis, and Mr. Toth, respectively, and 20,653,813 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001 and that are beneficially owned by all directors and executive officers of the Company as a group. Messrs. Michael S. VanPatten and Robert T. Gallagher, although Named Executive Officers for purposes of the section entitled Executive Compensation below, terminated their employment with the Company in February and March 2001, respectively. Accordingly, they were not included in the calculation of equity securities beneficially owned by all directors and executive officers of the Company as a group.

EXECUTIVE COMPENSATION

    Pursuant to SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that this report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Company's chief executive officer. The following Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed to be filed or incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, including, without limitation, the Company's 2000 Annual Report on Form 10-K.

Compensation Committee Report on Executive Compensation

    This report by the Compensation Committee of the Board of Directors (the "Compensation Committee") discusses the Compensation Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Compensation Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 2000 and specifically reviews the compensation established for the Company's chief executive officer as reported in the Summary Compensation Table. The Compensation Committee is composed entirely of non-employee directors. The Compensation Committee is also responsible for administering the Company's 1999 Stock Incentive Plan, the Company's Employee Stock Purchase Plan, certain other compensation and incentive plans, and approving certain employment contracts.

Compensation Philosophy

    The Compensation Committee consists of 3 non-employee directors. The Compensation Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company's compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term levels of performance. The Compensation Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company's overall performance. The components are base salary and long-term incentive compensation in the form of stock options.

Base Salaries

    The base salaries for the Company's executive officers for 2000 were established by the Board of Directors based on comparisons to base salaries offered for similar positions in competing or similar locations, the overall economic and market environment and the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies.

Long-Term Incentive Compensation

    The Company's long-term incentive compensation plan for its executive officers is based on the Company's stock option plans. These plans promote ownership of the Company's Common Stock, which, in turn, provides a common interest between the stockholders and the executive officers of the Company. In establishing a long-term compensation plan, the Board of Directors concluded that any compensation received under such plans should be directly linked to the performance of the Company, as reflected by Common Stock price appreciation realized by all of the Company's stockholders, and the contribution of the individual thereto. Options have an exercise price equal to the fair market value of the underlying shares on the date of grant and, to encourage a long-term perspective, have an exercise period of 10 years and generally vest over 3 years. The number of options granted to executive officers is determined by the Compensation Committee, which is charged with administering the Company's stock option-related plans.

    The base salaries and number of stock options established for or granted to the Company's executive officers are based, in part, on the Compensation Committee's understanding of compensation amounts paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Such amounts however, mainly reflect the subjective discretion of the members of the Compensation Committee based on the evaluation of the Company's current and anticipated future financial performance, the contribution of the individual executive officers to such financial performance, the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's financial performance, and the most appropriate incentive to link the performance and compensation of the executive officers to the stockholders' return on the Company's Common Stock.

Compensation of Elastic's Chief Executive Officer

    On May 12, 1999, the Company entered into a 4-year employment agreement with Guy D. Gill, the Company's chairman of the board, chief executive officer and president. The agreement, as amended effective May 12, 2000, provides that Mr. Gill is entitled to receive a base salary of $275,000 per year. In addition, Mr. Gill is entitled to reimbursement for up to $10,000 of expenses incurred in connection with personal financial, estate planning and tax assistance services and automobile operating expenses. Mr. Gill is also entitled to reimbursement for country club membership expenses.

    In connection with the original 1999 employment agreement, the Company granted Mr. Gill on May 13, 1999 incentive stock options to purchase 241,545 shares of Common Stock and non-qualified stock options to purchase 1,042,647 shares of Common Stock, in each case, at an exercise price of $2.07 per share. Of these stock options, 10% vested on the grant date, 15% vested on the first anniversary of the grant date and the balance vest monthly over the 3-year period that commenced on May 13, 2000.

    On January 26, 2000, the Company granted Mr. Gill incentive stock options to purchase 730 shares of Common Stock and non-qualified stock options to purchase 34,270 shares of Common Stock, in each case, at an exercise price of $2.07 per share. Of these stock options, 25% vest on the first anniversary of the grant date and the balance vest monthly over the 3-year period that commenced on January 26, 2001. Additionally, on June 15, 2000, the Company granted Mr. Gill incentive stock options to purchase 2,501 shares of Common Stock and non-qualified stock options to purchase 17,499 shares of Common Stock, in each case, at an exercise price of $4.53 per share. Of these stock options, 25% vest on the first anniversary of the grant date and the balance vest monthly over the 3-year period commencing on June 15, 2001.

    If Elastic is acquired by another company and the options are not assumed by the acquiring company, then the options shall fully vest and be exercisable for 45 days after that date. Under Mr. Gill's employment agreement, as amended, Mr. Gill is eligible to receive additional stock option awards based on a number of financial and performance metrics. These awards may be granted only at the sole discretion of the Board of Directors and Mr. Gill may not participate in any decision to grant such awards.

    If the Company terminates Mr. Gill's employment other than for cause, or if Mr. Gill terminates his employment for good reason, the Company must pay Mr. Gill a lump severance payment calculated over a severance period equal to the shorter of 18 months or the time remaining in the term of the agreement, but not less than 12 months. The payment will equal the sum of the base salary Mr. Gill would have received during the severance period, plus an amount to pay for health and other insurance benefits during the severance period, plus a bonus amount based on Mr. Gill's meeting 100% of all performance requirements.

Limitations on Deductibility of Compensation

    Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's 5 highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                      Submitted by: The Compensation Committee

                      Richard G. Reid
                      Gerald A. Poch
                      Jerome L. Rhattigan

Executive Compensation

    The following table provides information concerning compensation awarded to, earned by or accrued for services rendered to the Company in all capacities during the fiscal year ended December 31, 2000 by (i) Elastic's chief executive officer, and (ii) Elastic's 4 other most highly compensated executive officers whose salary and bonus totaled at least $100,000 for such fiscal year. Together, they are referred to throughout this Proxy Statement as the Named Executive Officers.

Summary Compensation Table

	Annual Compensation		Long-Term Compensation
Name and Principal Position	Salary	Bonus	Securities Underlying Options (#)
Guy D. Gill (1) Chairman of the Board, Chief Executive Officer and President	$269,066	$50,000	55,000
Phillip L. Griffith (1) Vice President, Sales	185,784	30,000	15,000
Thomas J. Gallo (1) Vice President, Global Business Development	180,738	54,500	15,000
Michaels S. VanPatten (2) Senior Vice President, Business Development	158,179	30,000	227,500
Robert T. Gallagher (3) Vice President, Engineering and Operations	184,028	30,000	130,000

(1)
In fulfillment of compensation arrangements between Nortel Networks Corporation and some of the Company's employees, including, but not limited to, Messrs. Gill, Griffith and Gallo, relating to their prior employment with Nortel Networks, Nortel Networks agreed in October 2000 to pay these employees, if they are still working for Elastic at the time of payment, an aggregate of approximately $13.4 million in cash. Of this amount, approximately $8.9 million was paid upon the closing of the Company's initial public offering of its Common Stock in October 2000. Accordingly, on such date, Messrs. Gill, Griffith and Gallo received $5.8 million, $1.0 million and $0.7 million, respectively. In connection with these arrangements, the Company recognized compensation expense of approximately $10.0 million during the fourth quarter of fiscal 2000.

(2)
In February 2001, Mr. VanPatten terminated his employment with the Company.

(3)
In March 2001, Mr. Gallagher terminated his employment with the Company.

Option Grants in Fiscal 2000

    The following table describes options that were granted in 2000 to the Named Executive Officers. These options were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Board of Directors. Options for Messrs. Gill, Griffith, Gallo, VanPatten and Gallagher are incentive stock options except for 51,769 of Mr. Gill's options, 9,374 of Mr. Griffith's options, 9,374 of Mr. Gallo's options, 171,691 of Mr. VanPatten's options and 6,056 of Mr. Gallagher's options, which are non-qualified. All of the foregoing options have a ten-year term.

    The potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration dates, based upon the closing price of the Company's Common Stock on December 31, 2000 of $4.125 per share.

    The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company's estimate or projection of the future trading prices of the Company's Common Stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be the assumed 5% or 10% levels or any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including Elastic's future performance, overall market conditions and the option holder's continued employment with the Company throughout the entire vesting period and option term, none of which are reflected in this table.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for The Option Term
	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal Year
Name	Number of Securities Underlying Options Granted			Exercise Price Per Share	Expiration Date	5%	10%
Guy D. Gill	35,000(1) 20,000(2)	2.3 1.3	% %	$2.07 4.53	1/26/2010 6/15/2010	$162,722 43,784	$302,022 123,384
Phillip L. Griffith.	15,000(3)	1.0%		4.53	6/15/2010	32,838	92,538
Thomas J. Gallo	15,000(4)	1.0%		4.53	6/15/2010	32,838	92,538
Michael S. VanPatten (11)	220,000(5) 7,500(6)	14.4 0.5	% %	2.07 4.53	1/17/2010 6/15/2010	1,022,822 16,419	1,898,421 46,269
Robert T. Gallagher (12)	70,000(7) 30,000(8) 15,000(9) 15,000(10)	4.6 2.0 1.0 1.0	% % % %	2.07 2.07 4.53 9.30	1/10/2010 2/10/2010 6/15/2010 9/27/2010	325,443 139,476 32,838 0	604,043 258,876 92,538 20,988

(1)
25% of the stock options vested on January 26, 2001 and the balance vest monthly over the 3-year period that commenced on January 26, 2001.

(2)
25% of the stock options vest on June 15, 2001 and the balance vest monthly over the 3-year period commencing on June 15, 2001.

(3)
25% of the stock options vest on June 15, 2001 and the balance vest monthly over the 3-year period commencing on June 15, 2001.

(4)
25% of the stock options vest on June 15, 2001 and the balance vest monthly over the 3-year period commencing on June 15, 2001.

(5)
23% of the stock options vested on the grant date of January 17, 2000, 15% vested equally over the months of February to September 2000, 3% vested equally over the months of October to December 2000, and 40% vested in January 2001 as a result of the closing of the Company's initial public offering on October 4, 2000.

(6)
25% of the stock options vest on June 15, 2001 and the balance vest monthly over the 3-year period commencing on June 15, 2001.

(7)
10% of the stock options vested on the grant date of January 10, 2000, 15% vested on January 10, 2001, and the balance vest monthly over the 3-year period that commenced on January 10, 2001.

(8)
10% of the stock options vested on the grant date of February 10, 2000, 15% vested on February 10, 2001, and the balance vest monthly over the 3-year period that commenced on February 10, 2001.

(9)
25% of the stock options vest on June 15, 2001 and the balance vest monthly over the 3-year period commencing on June 15, 2001.

(10)
25% of the stock options vest on September 27, 2001 and the balance vest monthly over the 3-year period commencing on September 27, 2001.

(11)
In February 2001, Mr. VanPatten terminated his employment with the Company.

(12)
In March 2001, Mr. Gallagher terminated his employment with the Company.

Aggregate Option Exercises in Last Fiscal Year and Year End Option Values

    The following table provides information about stock options exercised or held by the Named Executive Officers at December 31, 2000.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
	Shares Acquired on Exercise (#)				Value of Unexercised In-The-Money Options at Fiscal Year-End ($)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Guy D. Gill	N/A	N/A	508,326	830,866	$1,044,610	$1,666,330
Phillip L. Griffith.	12,959	$93,694	92,454	221,425	189,993	424,203
Thomas J. Gallo	N/A	N/A	81,068	167,244	166,595	312,861
Michael S. VanPatten (1)	N/A	N/A	175,694	51,806	361,051	91,049
Robert T. Gallagher (2)	N/A	N/A	10,000	120,000	20,550	184,950

(1)
In February 2001, Mr. VanPatten terminated his employment with the Company.

(2)
In March 2001, Mr. Gallagher terminated his employment with the Company.

Compensation of Directors

    The Company's directors are reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings. In addition, Elastic grants stock options to newly elected independent directors that serve on the Audit Committee. These option grants are structured as follows:

  •
  an initial grant of options to purchase 30,000 shares of Common Stock, vesting annually over the director's initial term of office beginning on the first May 15 following the grant; and

  •
  additional annual grants of options to purchase 15,000 shares of Common Stock, vesting equally over 3 years beginning 1 year from the date of grant.

Employment Contracts and Change-in-Control Arrangements

    On May 12, 1999, the Company entered into 4-year employment agreements with Messrs. Guy D. Gill and Phillip L. Griffith, two of the Named Executive Officers. The terms and conditions of Mr. Gill's employment agreement are described above under the heading Compensation Committee Report on Executive Compensation. Mr. Griffith's agreement, as amended effective May 12, 2000, provides that Mr. Griffith is entitled to receive a base salary of $190,000 per year. In addition, Mr. Griffith is entitled to reimbursement for up to $5,000 of expenses incurred in connection with personal financial, estate planning and tax assistance services.

    In connection with the original 1999 employment agreement, the Company granted Mr. Griffith on May 13, 1999 incentive stock options to purchase 197,361 shares of Common Stock and non-qualified stock options to purchase 59,477 shares of Common Stock, in each case, at an exercise price of $2.07 per share. Of these stock options, 10% vested on the grant date, 15% vested on the first anniversary of the grant date and the balance vest monthly over the 3-year period that commenced on May 13, 2000. If Elastic is acquired by another company and the options are not assumed by the acquiring company, then the options shall fully vest and be exercisable for 45 days after that date. Mr. Griffith is eligible to receive additional stock option awards based on a number of financial and performance metrics. These awards may be granted only at the sole discretion of the Board of Directors.

    If the Company terminates Mr. Griffith's employment other than for cause, or if Mr. Griffith terminates his employment for good reason, the Company must pay Mr. Griffith a lump severance payment calculated over a severance period equal to 12 months. The payment will equal the sum of the base salary Mr. Griffith would have received during the severance period, plus an amount to pay for health and other insurance benefits during the severance period, plus a bonus amount based on Mr. Griffith's meeting 100% of all performance requirements.

Compensation Committee Interlocks and Insider Participation

    Mr. Jeffrey Feldman, a non-employee director who resigned from the Board of Directors on June 1, 2000, as well as Messrs. Reid, Poch and Rhattigan, all served during the year ended December 31, 2000 as members of the Compensation Committee. No member of the Compensation Committee was, during fiscal 2000 or at any other time, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. During fiscal 2000, no executive officer of Elastic served as a member of the compensation committee, or on any other board committee serving an equivalent function, or on the board of directors, of any other entity, any of whose executive officers served as a member of the Compensation Committee or the Board of Directors of the Company.

Stock Performance Graph

    The following indexed line graph indicates the Company's total return to stockholders from September 29, 2000, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to January 31, 2001, as compared to the total return for the NASDAQ Stock Market—US Index and the NASDAQ Telecommunications Index for the same period. The calculations in the graph assume that $100 was invested on September 29, 2000, in each of the Company's Common Stock and each index and also assume dividend reinvestment.

COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*
AMONG ELASTIC NETWORKS INC., THE NASDAQ STOCK MARKET—(U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

	9-29-2000	10-31-2000	11-30-2000	12-31-2000	1-31-2001
Elastic Networks Inc.	$100.00	47.60	27.88	31.73	38.46
NASDAQ Stock Market — US Index	100.00	91.75	70.73	67.01	75.22
NASDQ Telecommunications Index	100.00	87.33	63.63	64.04	80.63

* $100 Invested on 9/29/00 in Elastic Common Stock or Indexes—Including Reinvestment of Dividends.

PROPOSAL 2—AMENDMENT OF 1999 STOCK INCENTIVE PLAN

    On March 21, 2001, the Board of Directors adopted and recommended for submission to the Stockholders for their approval a proposal to amend the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan"). The proposed amendment to the Stock Incentive Plan will increase the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan from 6,661,766 to 7,661,766. The proposed amendment is necessary to reserve a sufficient number of shares of Common Stock under the Stock Incentive Plan to allow the Company to grant stock options to existing and future employees.

    The purposes of the Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to the employees of the Company and its subsidiaries, if any, to promote the success of the Company's business and to enable the Company's employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company.

    The Board has reserved 6,661,766 shares of Common Stock for grants of options under the Stock Incentive Plan. As of February 28, 2001, options to purchase an aggregate of 5,990,997 shares of Common Stock were outstanding, 81,954 Shares had been purchased through exercises of stock options and 588,815 shares of Common Stock were available for future grant. A copy of the Stock Incentive Plan, as proposed to be amended, is attached as Appendix B hereto. The primary features of the Stock Incentive Plan are summarized below.

Plan Summary and Other Information

    The Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 ("ISOs"), to the Company's employees, and non-statutory stock options and stock-based awards to the Company's employees, directors, consultants and advisors. As of February 28, 2001, and subject to the Compensation Committee's approval of individual grants, there were approximately 170 persons eligible to receive grants of ISOs and approximately 176 persons eligible to receive non-statutory stock options and stock-based awards. The two types of options differ primarily in the tax consequences associated with the exercise of an option and the disposition of the shares of Common Stock received upon exercise of an option. See Certain Federal Income Tax Consequences below.

    The Stock Incentive Plan is administered by the Compensation Committee, which determines the terms of options granted, including the exercise price and the number of shares of Common Stock subject to each option. The Compensation Committee also determines the vesting schedule. The maximum number of shares of Common Stock with respect to which options may be granted per participant is 2,000,000 shares per calendar year. The exercise price of ISOs must be at least equal to the fair market value of the Common Stock on the date of grant. The aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under all of the Company's and its affiliates' (if any) plans may not exceed $100,000, or the portion of those options which exceed this limit shall be treated as non-statutory stock options.

    Under the Stock Incentive Plan, shares of Common Stock subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant. The market value of the Common Stock underlying the options and rights issuable under the Stock Incentive Plan as of February 28, 2001, was approximately $23.3 million.

    Except as the Compensation Committee may otherwise provide in the option agreement, options are not transferable by the optionee except by will or the laws of descent and distribution. During the lifetime of the optionee, each option is exercisable only by the optionee. The Board of Directors shall determine the effect on an option award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant may exercise rights under the option award. Generally, options must be exercised within 60 days after the end of optionee's status as an employee, director, consultant or advisor of Elastic, or within 12 months after his or her termination by disability or death, to the extent that the option is vested on the date of termination, but in no event later than the expiration of the option's term.

    An option may be exercised in accordance with the Stock Incentive Plan and such other terms and conditions as the Compensation Committee may prescribe in the applicable stock option agreement. Each option is exercisable by the participant at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Compensation Committee shall specify in the option agreement; provided, however, that subsequent to the grant of an option, the Compensation Committee, at any time before complete termination of such option, may accelerate the time or times at which the option may be exercised, in whole or in part, and may permit the participant to exercise the option, or any portion thereof, for all or part of the remaining option term, notwithstanding any provision of the option agreement to the contrary.

    An option is considered exercised on the date that proper written notice of exercise, together with payment in full of the exercise price, is delivered to the Company. The exercise price must be paid as follows: (i) in cash or check payable to the order of the Company, (ii) except as the Compensation Committee may otherwise provide in the option agreement, by delivery of (A) an irrevocable and unconditional undertaking from a creditworthy broker to deliver to the Company sufficient funds to pay the exercise price, or (B) a copy of irrevocable and unconditional instructions from the participant to a creditworthy broker to deliver to the Company sufficient funds to pay the exercise price, (iii) by surrendering shares of Common Stock that have been owned by the participant for at least 6 months prior to the date of exercise to the Company to the extent sufficient to pay the full exercise price, (iv) to the extent permitted by the Compensation Committee, by (A) delivery of a promissory note of the participant to the Company on terms determined by the Board of Directors, or (B) payment of such other lawful consideration as the Board of Directors may determine, or (v) any combination of the above permitted forms of payment.

    The Stock Incentive Plan provides that in the event the Company merges with or into another corporation, or the Company sells all or substantially all of its assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted, the options will become immediately exercisable and vested in full. The options shall then be exercisable for at least 45 days. Unless sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate in May 2009.

    Set forth below is the aggregate number of ISOs and non-statutory stock options received under the Stock Incentive Plan as of February 28, 2001, by each of the following: (i) each of the Named Executive Officers, (ii) each of the Company's two Class I directors nominated by the Board of Directors for re-election at the Annual Meeting, (iii) all of the Company's current executive officers as a group, (iv) all of the Company's current directors who are not executive officers of the Company as a group, and (v) all Company employees that are not executive officers thereof as a group.

Name And Position	Number of Options
Guy D. Gill Chairman of the Board, Chief Executive Officer And President	1,404,192
Phillip L. Griffith Vice President, Sales	326,838
Thomas J. Gallo Vice President, Global Business Development	288,312
Michaels S. VanPatten (1) Senior Vice President, Business Development	227,500
Robert T. Gallagher (2) Vice President, Engineering and Operations	170,000
Gerald A. Poch Director	0
Jerome L. Rhattigan Director	65,000
All current executive officers of the Company as a group	2,860,915
All current directors who are not executive officers of the Company as a group	125,000
All employees of the Company who are not executive officers as a group	3,942,063

(1)
In February 2001, Mr. VanPatten terminated his employment with the Company.

(2)
In March 2001, Mr. Gallagher terminated his employment with the Company.

Certain Federal Income Tax Consequences

    The following discussion outlines certain federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each participant should rely on his own tax counsel for advice regarding the federal income tax consequences of participation in the Stock Incentive Plan. The tax consequences described below may be different for participants who are officers or directors of the Company or who hold at least 10% of the Company's Common Stock, because of the "short-swing profit" provisions of the Exchange Act.

    Federal Income Tax Treatment of ISOs.  A participant generally will not recognize taxable income on the grant or the exercise of an ISO (although the exercise of an ISO can increase the participant's alternative minimum tax liability because the difference between the fair market value of the Common Stock acquired and the exercise price will be included in the participant's alternative minimum taxable income). A participant will recognize taxable income if and when the participant disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than 2 years after the grant of the ISO and more than 1 year after the shares of Common Stock are transferred to the participant on exercise of the ISO (the "ISO Holding Period"), the participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Stock less the participant's tax basis in the Common Stock. A participant's tax basis in the Common Stock generally is the amount the participant paid on exercise of the ISO. The capital gain (or loss) will be long-term.

    If Common Stock acquired under an ISO is disposed of before the expiration of the ISO Holding Period described in the preceding paragraph (a "Disqualifying Disposition"), a participant generally will recognize as ordinary income in the year of the Disqualifying Disposition the difference between the fair market value of the Common Stock on the date of exercise of the ISO and the exercise price paid by the participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the participant held the shares of Common Stock.

    A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the fair market value of the Common Stock on the date of exercise of the ISO. In that event, the participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the exercise price paid by the participant instead of the ordinary income amount described above for a Disqualifying Disposition. Any additional loss will be treated as a long-term or short-term capital loss depending on the length of time the participant held the shares of Common Stock.

    The Company generally will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. In the event a participant disposes of Common Stock acquired under an ISO in a Disqualifying Disposition, the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant is to recognize.

    The foregoing discussion assumes that the participant exercises the ISO while the participant is an employee of the Company or within 3 months of termination of employment. The 3-month period is extended to 1 year if the participant terminates employment as a result of a total and permanent disability and indefinitely if the termination is caused by the participant's death. If the participant exercises the ISO outside of these time limits, the participant's tax consequences will be the same as described for non-statutory stock options.

    Federal Income Tax Treatment of Non-statutory Stock Options.  A participant generally will not recognize taxable income on the grant of a non-statutory stock option. On the exercise of a non-statutory stock option, a participant will recognize as ordinary income the difference between the fair market value of the Common Stock acquired and the exercise price paid by the participant. A participant's tax basis in the Common Stock acquired upon the exercise of a non-statutory stock option is the amount paid for the Common Stock plus any amount included in income with respect to the exercise. The participant's holding period for the Common Stock begins on the day the Common Stock is acquired. Any gain or loss that a participant recognizes on a subsequent disposition of Common Stock acquired upon the exercise of a non-statutory stock option generally will be long-term or short-term capital gain (or loss) depending on the length of time the participant held the shares of Common Stock. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the participant's tax basis in his or her shares of Common Stock.

    The exercise of a non-statutory stock option generally will entitle the Company to claim a federal income tax deduction equal to the amount of ordinary income the participant is to recognize. The amount of ordinary income the participant is to recognize on the exercise of a non-statutory stock option will constitute wages for withholding and employment tax purposes. Accordingly, the Company will be required to withhold or obtain payment from the participant, as each option agreement permits, for the amount of required withholding and employment taxes.

    Ordinary income and short-term capital gains currently are subject to a maximum federal tax rate of 39.6 percent, while long-term capital gains are currently subject to a maximum federal tax rate of 20 percent.

    Special Rules.  The foregoing discussion assumes that the participant pays the exercise price in cash. Special rules apply to a participant who exercises an ISO or a non-statutory stock option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock that the participant already owns.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S 1999 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

PROPOSAL 3—AMENDMENT, RESTATEMENT AND ADOPTION OF
EMPLOYEE STOCK PURCHASE PLAN

    On March 21, 2001, the Board of Directors adopted and recommended for submission to the Stockholders for their approval, a proposal to amend, restate and adopt the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). Currently, the Stock Purchase Plan provides that 500,000 shares of Common Stock are available for purchase under the plan, subject to adjustment for certain changes in Elastic's capitalization. The proposed amendment and restatement of the Stock Purchase Plan will retain this amount unchanged until January 1, 2002. Beginning on January 1, 2002, on each January 1st up to and including January 1, 2005, 100,000 shares will be added each year to the number of shares of Common Stock reserved for purchase under the Stock Purchase Plan. This proposed amendment is necessary to reserve a sufficient number of shares of Common Stock under the Stock Purchase Plan to allow the Company's existing and future employees to purchase Common Stock under the plan.

    In addition, the proposed amendment and restatement of the Stock Purchase Plan will also eliminate, for options granted after the date of amendment and restatement, the Stock Purchase Plan's current restrictions that: (i) the Company's employees may not participate in the Stock Purchase Plan with respect to forthcoming offering periods until their completion of 1 year of employment with Elastic, and (ii) participants in the Stock Purchase Plan may not dispose of their Common Stock purchased under the plan until 1 year following such purchase.

    The purposes of the Stock Purchase Plan, as proposed to be amended and restated, are to attract and retain the best available personnel, to provide additional incentive to the employees of the Company and its subsidiaries (if any) to promote the success of the Company's business and to enable the Company's employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company. A copy of the Stock Purchase Plan, as proposed to be amended and restated, is attached as Appendix C hereto. The primary features of the Stock Purchase Plan are summarized below.

Plan Summary and Other Information

    The Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and permits only the Company's or its designated subsidiaries' (if any) employees to purchase Common Stock through payroll deductions of up to 15% of the employee's compensation. Since the Company's inception through February 28, 2001, no shares of Common Stock have been purchased under the Stock Purchase Plan. As of February 28, 2001, there were approximately 170 persons eligible to participate in the Stock Purchase Plan. The market value of the Common Stock underlying the options issuable under the Stock Purchase Plan as of February 28, 2001, was approximately $1.8 million.

    All payroll deductions are credited to the participant's account under the Stock Purchase Plan. The plan contains successive 6-month offering periods beginning on January 1 and July 1 of each year. On the first day of each offering period, a participant receives options to purchase a certain number of shares of Common Stock with funds withheld from his or her compensation.  The purchase price of Common Stock to plan participants will generally be 85% of the lower of the fair market value of the Common Stock at the beginning or end of each offering period.

    If this proposed amendment and restatement of the Stock Purchase Plan is adopted by the Stockholders, the amended and restated Stock Purchase Plan will provide that if an individual is customarily employed by the Company, or any participating subsidiary (if any), for more than 20 hours per week and more than 5 months during any calendar year, as of the first day of an offering period, he or she will be eligible to participate in the plan with respect to that offering period; provided, however, that for any offering period beginning before the Board of Directors adopted the Stock Purchase Plan, as amended and restated, only an employee whom the Company, or a participating subsidiary (if any), has employed continuously for 1 year as of the first day of such offering period will be eligible to participate in the plan for that offering period.

    Furthermore, the Stock Purchase Plan will provide that the following employees may not be granted options to purchase stock under the Stock Purchase Plan:

  (i)
  employees who, immediately after grant, and considering certain constructive attribution rules, would own stock possessing 5% or more of the total combined voting power or value of all classes of Elastic's capital stock;

  (ii)
  employees whose rights to purchase stock under all of Elastic's employee stock purchase plans accrue at a rate which exceeds $25,000 worth of stock for each calendar year; or

  (iii)
  employees who have taken a hardship withdrawal from a cash or deferred arrangement and who are prohibited from making purchases under the Stock Purchase Plan under those rules.

    Under the Stock Purchase Plan, no participant shall receive options during any offering period for more than 10,000 shares of Common Stock.

    Participants will be allowed to withdraw all, but not less than all, of the payroll deductions credited to their account for an offering period at any time by delivering written notice to the Company at least 10 days prior to the end of that offering period. Participation will end automatically upon termination of employment, retirement or death.

    Set forth below is the aggregate number of options received under the Stock Purchase Plan as of February 28, 2001, by each of the following: (i) each of the Named Executive Officers, (ii) each of the Company's two Class I directors nominated by the Board of Directors for re-election at the Annual Meeting, (iii) all of the Company's current executive officers as a group, (iv) all of the Company's current directors who are not executive officers of the Company as a group, and (v) all Company employees that are not executive officers thereof as a group.

Name And Position	Number of Options
Guy D. Gill Chairman of the Board, Chief Executive Officer and President	0
Phillip L. Griffith Vice President, Sales	0
Thomas J. Gallo Vice President, Global Business Development	0
Michaels S. VanPatten (1) Senior Vice President, Business Development	0
Robert T. Gallagher (2) Vice President, Engineering and Operations	0
Gerald A. Poch Director	0
Jerome L. Rhattigan Director	0
All current executive officers of the Company as a group	0
All current directors who are not executive officers of the Company as a group	0
All employees of the Company who are not executive officers as a group	0

(1)
In February 2001, Mr. VanPatten terminated his employment with the Company.

(2)
In March 2001, Mr. Gallagher terminated his employment with the Company.

Certain Federal Income Tax Consequences

    The following discussion outlines certain federal income tax consequences of participation in the Stock Purchase Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each participant should rely on his own tax counsel for advice regarding the federal income tax consequences of participation in the Stock Purchase Plan. The tax consequences described below may be different for participants who are officers or directors of the Company or who hold at least 10% of the Company's Common Stock, because of the "short-swing profit" provisions of the Exchange Act.

    A participant will not recognize any taxable income on receipt of an option or on exercise of an option. The participant's tax basis in the shares of Common Stock purchased equals the purchase price paid for the Common Stock. The participant's holding period for tax purposes of the Common Stock begins on the day of purchase. The participant will recognize taxable income on any subsequent sale of shares of Common Stock acquired pursuant to the exercise of options granted under the Stock Purchase Plan. If the sale occurs on or before 2 years after the date of grant of the option, or 1 year after the participant purchases the stock, the participant will have made a Disqualifying Disposition of the stock. In that event, the participant will recognize as ordinary income in the year of the sale the excess of the fair market value of the shares of Common Stock on the date of exercise of the option over the purchase price paid for the Common Stock. Then, any additional gain (or loss) the participant realizes on the sale (after the ordinary income the participant recognizes is added to the participant's tax basis for the shares being sold) will be treated as long-term (if the stock is held for more than 1 year) or short-term (if the stock is held for 1 year or less) capital gain (or loss), depending on the length of time the participant held the shares of Common Stock before he or she sold them. If the sale occurs more than 2 years after the grant of the option and more than 1 year after the participant purchases the Common Stock, the participant will recognize as ordinary income for the year of the sale the lesser of (i) the excess of the fair market value of the Common Stock at the time of sale over the purchase price paid, and (ii) the excess of the fair market value of the Common Stock at the time the option was granted over the option price (the option price for (ii) being calculated as if the option were exercised at the date of grant). The ordinary income the participant recognizes will be added to the tax basis of the shares of Common Stock being sold. Any additional gain (or loss) that the participant realizes on the sale will be treated as long-term capital gain (or loss).

    In the event of the participant's death while owning shares of Common Stock acquired pursuant to the exercise of options granted under the Stock Purchase Plan, the participant will include in taxable income for the year closing with his or her death, ordinary income equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of death over the purchase price paid, and (ii) the excess of the fair market value of the Common Stock at the time the option was granted over the option price (the option price for (ii) being calculated as if the option were exercised at the date of grant).

    Ordinary income and short-term capital gains currently are subject to a maximum federal tax rate of 39.6 percent while long-term capital gains are currently subject to a maximum federal tax rate of 20 percent.

    The Company and its subsidiaries (if any) generally will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option under the Stock Purchase Plan. However, in the event of a Disqualifying Disposition, the Company or its subsidiary (if any) generally will be entitled to a federal income tax deduction with respect to such Disqualifying Disposition. With respect to options under the Stock Purchase Plan, the Company is required to withhold or obtain payment from the participant for the amount of any employment taxes applicable to the participant's exercise of an option under the Stock Purchase Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT, RESTATEMENT AND ADOPTION OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Arrangements

    In fulfillment of compensation arrangements between Nortel Networks Corporation and some of the Company's employees relating to their prior employment with Nortel Networks, Nortel Networks agreed in October 2000 to pay these employees, if they are still working for Elastic at the time of payment, an aggregate of approximately $13.4 million in cash. Of this amount, approximately $8.9 million was paid upon the Company effecting the initial public offering of its Common Stock, whereupon Nortel Networks' ownership of Elastic's outstanding Common Stock fell below 50%. The Company expects that the remaining $4.5 million will be paid upon the first anniversary of that date.

    Assuming both such payments are made to all of the applicable employees, the following of the Company's executive officers will receive approximately the following amounts: Mr. Guy D. Gill, the Company's chairman of the board, chief executive officer and president—$8.6 million; Mr. Thomas J. Gallo, the Company's vice president, global business development—$980,000; Mr. Larry R. Hurtado, the Company's president, international operations—$1.4 million; Mr. Phillip L. Griffith, the Company's vice president, sales—$1.6 million; and Mr. Kevin D. Elop, the Company's chief financial officer, secretary and treasurer—$45,000.

Distribution Agreement, as Amended

    Effective September 1, 1998, the Company entered into a distribution agreement with Nortel Networks whereby Nortel Networks agreed to purchase EtherLoop products from the Company for distribution by Nortel Networks to customers. Under the original agreement, the Company paid a commission on some sales generated under the agreement.

    In connection with the original agreement, Nortel Networks provided significant equipment financing arrangements for the purchase of the Company's products by two of the Company's customers, Darwin Networks, Inc. and CAIS Internet, Inc. For the fiscal year ended December 31, 2000, the Company estimates that Nortel Networks provided financing guarantees for Darwin for $3.6 million of purchases and direct financing to CAIS for $1.0 million of purchases of the Company's products. These financing arrangements are no longer available to the Company.

    On September 27, 2000, the Company and Nortel Networks entered into Modification Number 1 to the Distribution Agreement (the "Amendment"). Pursuant to the Amendment, Nortel Networks and the Company agreed that Nortel Networks will qualify, pursuant to mutually agreed upon criteria, and refer to the Company for its consideration, potential candidates for the purchase of the Company's products. If a potential customer is accepted by the Company, the Company will provide a purchase price quote for the applicable product(s). To the extent the customer submits a qualifying purchase order based on such quote, the Company is responsible for certain elements of the transaction, including shipment, product configuration, pricing, warranty and technical support. With respect to each such customer opportunity that Nortel Networks and the Company are able to qualify and close, the Company will pay Nortel Networks, upon shipment of the applicable product(s), a fee consisting of 7.5% of the final quoted contract price of the product(s).

Payments for Services

    In 2000, Elastic utilized the executive recruitment services of HireUp, Inc. Mr. Rhattigan, a member of the Board of Directors and nominee for re-election to the Board of Directors at this Annual Meeting, is a principal of that firm. In consideration for its services, the Company paid HireUp, Inc. $84,460 in 2000. In addition, in exchange for services provided to the Company in 1999 and 2001, the Company granted Mr. Rhattigan options to purchase 30,000 shares of Common Stock at an exercise price of $2.07 per share and options to purchase 5,000 shares of Common Stock at an exercise price of $2.69 per share, respectively.

Series B Preferred Stock Financing

    In February 2000, the Company sold 3,922,463 shares of series B preferred stock at a purchase price of $5.329 per share. Upon the closing of the Company's initial public offering of Common Stock on October 4, 2000, the series B preferred stock automatically converted into Common Stock on a one-for-one basis. The following beneficial owners of more than 5% of Common Stock acquired beneficial ownership of series B preferred stock pursuant to the Series B Redeemable Convertible Participating Preferred Stock Purchase Agreement.

Name	Number of Shares	Purchase Price
Pequot Private Equity Fund, L.P.	541,331	$2,884,752
Pequot Offshore Private Equity Fund, Inc.	68,539	365,244

    Mr. Poch, a member of the Board of Directors and nominee for re-election to the Board of Directors at this Annual Meeting, is a managing director of Pequot Capital Management, an affiliate of the Pequot entities that own the Company's stock, and may be deemed to have an indirect material interest in the transactions between the Company and the Pequot entities.

    All of the securities referenced above were sold at prices equal to the fair market value of the securities, as determined by the Board of Directors, on the date of issuance.

Bridge Loan Financing

    On August 4, 2000, the Company issued to each of Nortel Networks Inc. and Pequot Private Equity Fund II, L.P. a secured promissory note and a warrant to purchase, at an exercise price of $7.32 per share, 51,230 shares of the Company's Common Stock. On October 5, 2000, the Company used approximately $6.0 million of the net proceeds from the initial public offering of its Common Stock to repay in full all amounts outstanding under these notes.

    Pursuant to SEC rules for proxy statement disclosure, the Audit Committee of the Board of Directors of the Company has prepared the following Report of the Audit Committee. The following Report of the Audit Committee does not constitute soliciting material and should not be deemed to be filed or incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, including, without limitation, the Company's 2000 Annual Report on Form 10-K.

Report of the Audit Committee

    The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met with management and Deloitte & Touche LLP, the Company's independent auditors ("Deloitte & Touche") to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management represented to the Audit Committee that the Company's financial statements were prepared in conformity with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and Deloitte & Touche.

    The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) (including scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management).

    The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche that firm's independence from the Company.

    Based upon the Audit Committee's discussions with management and Deloitte & Touche and the Audit Committee's review of the representation of management and the report of Deloitte & Touche to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.

                      Submitted by: The Audit Committee

                      Steven J. Benson
                      Charles G. Betty
                      Thomas M. Manley
                      Jerome L. Rhattigan

OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

    The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged American Stock Transfer & Trust Company to assist it in the proxy solicitation process and will pay such firm approximately $3,000 for its services (exclusive of postage fees). In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

INDEPENDENT AUDITORS

    The firm of Deloitte & Touche served as independent auditors for the Company for the fiscal year ended December 31, 2000. The Company expects that one or more representatives of Deloitte & Touche will attend the Annual Meeting to respond to appropriate questions and to make statements if such representative(s) so desire(s).

    Aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP ("Deloitte & Touche"), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

    Audit Fees.  For professional services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000, Deloitte & Touche billed the Company fees in the aggregate amount of $98,675.

    Financial Information Systems Design and Implementation Fees.  For the fiscal year ended December 31, 2000, Deloitte & Touche did not render professional services to the Company in connection with (i) directly or indirectly operating, or supervising the operation of the Company's information system or managing the Company's local area network, (ii) designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements taken as a whole or (iii) assessing, designing and implementing internal accounting controls and risk management controls. Therefore, Deloitte & Touche did not bill the Company fees for such services.

    All Other Fees.  For professional services primarily related to the Company's filing of its Registration Statement on Form S-1, as amended, and other than those described above rendered by Deloitte & Touche to the Company for the fiscal year ended December 31, 2000, Deloitte & Touche billed the Company fees in the aggregate amount of $372,600.

    The Audit Committee has considered whether the provision of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Deloitte & Touche.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    To be considered for inclusion in next year's proxy materials, stockholder proposals must be submitted in writing to the Company on or prior to November 23, 2001. Any stockholder proposal desired to be considered at next year's annual meeting that is not submitted in time to be considered for inclusion in the proxy materials must be submitted to the Company in writing on or prior to February 6, 2002. Alternatively, the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All written proposals should be submitted to Kevin D. Elop, Secretary, Elastic Networks Inc., 6120 Windward Parkway, Suite 100, Alpharetta, Georgia 30005. The Company's Amended and Restated Bylaws, which are available through the Company's SEC reports or from the Company's Secretary upon written request, state specific notice and other requirements that may apply, in addition to any and all other requirements imposed by law, to certain categories of business that may be brought before the meeting.

ANNUAL REPORT

    A copy of the Company's 2000 Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2000 (which are not part of the Company's proxy soliciting material) are being mailed to the Company's Stockholders with this Proxy Statement. The Company filed an Annual Report on Form 10-K for the year ended December 31, 2000 with the SEC.

                      By order of the Board of Directors,

                      Guy D. Gill
                       Chairman of the Board

Alpharetta, Georgia
March 23, 2001

Appendix A to Proxy Statement of Elastic Networks Inc.(3-23-01)

Elastic Networks Inc.

AUDIT COMMITTEE
of the
BOARD OF DIRECTORS

C H A R T E R

I. Charter; Purpose and Function of Committee

    This document shall be the official Charter of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Elastic Networks Inc., a Delaware corporation (the "Company"). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: (a) the financial reports and other financial information provided by the Company to any governmental body or the public, (b) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (c) the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee shall be accountable and responsible to the full Board. The Committee's primary duties and responsibilities are to:

  •
  Serve as independent and objective party to monitor the Company's financial reporting process and internal control systems;

  •
  Review and appraise the audit efforts of the Company's independent accountants and internal auditing department; and

  •
  Provide open channels of communication among the Company's independent accountants, financial and senior management, the internal auditing department and the Board.

    The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. Composition; Qualifications of Committee Members

    A. Composition. The Committee shall be comprised of three (3) or more members of the Board, which number shall be determined by the Board from time to time in its discretion.

    B. Qualifications. Each member of the Committee shall be an Independent Director and have Financial Knowledge (each as defined herein), and shall be free from any relationship that, in the judgment of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one (1) member of the Committee shall have Financial Experience (as defined herein).

III. Election and Meetings

    A. Election. The initial members of the Committee shall be appointed by the Board. Thereafter, the Board shall appoint the members of the Committee annually, which shall otherwise shall serve until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee.

    B. Meetings. The Committee shall meet at least four times annually, or more frequently as circumstances require in the discretion of the Committee and the Board. As an element of its duties to encourage and facilitate open communication, the Committee should meet at least annually with representatives from the Company's executive management, internal auditing department and its independent accountants in separate sessions to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee or at least its Chairman (if one exists) should meet with the independent accountants and a representative(s) of the Company's management at least quarterly to review the Company's financial statements consistent with the provisions of IV—Documents/Reports Review below.

IV. Responsibilities and Duties

    To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

    1. Review, and if it deems necessary or appropriate, update this Charter periodically, at least annually.

    2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or to the public, including any certification, report, opinion or review rendered by the Company's independent accountants.

    3. Review the regular internal reports to management prepared by the Company's internal auditing/accounting department and management's response to such reports.

    4. Review with the Company's financial management and its independent accountants, prior to filing with the Securities and Exchange Commission, all 10-Q Quarterly Reports, 10-K Annual Reports, 8-K Current Reports and other reports that contain financial information. The Chairman of the Committee may represent the entire committee for purposes of these reviews.

Independent Accountants

    5. Recommend to the Board the Committee's selection of an independent accounting firm, considering independence and effectiveness and other factors it deems appropriate and in the best interests of the Company, and approve the fees and other compensation to be paid to such independent accounting firm. On at least an annual basis, the Committee should receive from the independent accounting firm a formal written statement delineating and describing all relationships between the Company and such firm, consistent with the Independence Standards Board's Standard 1. The Committee should review and discuss with the independent accounting firm all such identified relationships or services to examine and determine the independence and objectivity of the accounting firm. The Committee shall take all appropriate action, or recommend to the Board such appropriate actions, to oversee the independence of such accounting auditors.

    6. Review and evaluate the performance of the independent accounting firm, and when appropriate, recommend to the Board or implement a discharge and replacement of the accounting firm when circumstances warrant.

    7. Periodically consult with the independent accounting firm out of the presence of the Company's management regarding internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Process

    8. In consultation with the independent accounting firm and the Company's internal accounting personnel/auditors, review the integrity of the Company's financial reporting process, both internal and external.

    9. Consider the independent accounting firm's judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

    10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accounting firm, management of the Company and/or its internal accounting department.

Process and Organizational Improvements

    11. Establish regular and separate systems of reporting to the Committee by each of management, the independent accounting firm, and the Company's internal accounting department regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

    12. Following completion of the annual audit, review separately with each of management, the independent accounting firm and the Company's internal accounting department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    13. Review any significant disagreement among management and the independent accounting firm or the Company's internal accounting department in connection with the preparation of the financial statements.

    14. Review with the independent accounting firm, the Company's internal accounting department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

    15. Review the organizational structure of the Company's internal auditing department and the qualifications of the managers of such department, and recommend any appropriate changes to the Company's management.

Legal Compliance; General

    16. Review, with the Company's outside legal counsel, legal compliance matters, including corporate securities trading policies.

    17. Review, with the Company's outside legal counsel, any legal matter that could have a significant impact on the Company's financial statements.

    18. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

* * * * * * * * * * * * *

Definitions

    Independent Director—A person other than an officer or employee of the Company or any of its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent for these purposes:

    (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three (3) years;

    (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or other non-discretionary compensation;

    (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three (3) years, employed by the Company or any of its affiliates as an executive officer. Immediate family members include a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

    (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three (3) years; or

    (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    Pursuant to Rule 4310 of the NASDAQ National Market Listing Requirements, one director who is not an Independent Director as defined above and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee if the full Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders, and the Board of Directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

    Financial Knowledge—A working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Persons who will become so qualified within a reasonable period of time after his or her appointment to the Audit Committee also comply with this provision. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

    Financial Experience—Past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appendix B to Proxy Statement of Elastic Networks Inc.(3-23-01)

    ELASTIC NETWORKS INC.

1999 Stock Incentive Plan

1.  Purpose

    The purpose of this 1999 Stock Incentive Plan (the "Plan") of Elastic Networks Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Elastic Networks Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  Eligibility

    All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.  Administration, Delegation

    a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    b. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    c. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $0.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  Stock Available for Awards

    a. Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 7,661,766 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    b.  Per-Participant Limit.  Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

    c.  Adjustment to Common Stock.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(i) also applies to any event, Section 8(e)(i) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.  Stock Options

    a.  General.  The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    b.  Incentive Stock Options.  An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    c.  Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

    d.  Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

    e.  Exercise of Option.  Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    f.  Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

      i. in cash or by check, payable to the order of the Company;

      ii. except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

      iii. when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

      iv. to the extent permitted by the Board, in its sole discretion by (A) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (B) payment of such other lawful consideration as the Board may determine; or

      v. by any combination of the above permitted forms of payment.

6.  Restricted Stock

    a.  Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

    b.  Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  Other Stock-Based Awards

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  General Provisions Applicable to Awards

    a.  Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    b.  Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    c.  Board Discretion.  Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

    d.  Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    e. Acquisition Events

      i. Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), each outstanding Option or Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code, unless the successor corporation refuses to assume or substitute for the Option or Award, in which case (i) the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable, (ii) all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event and (iii) any other stock-based Awards outstanding shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event. If an Option or Award is exercisable in lieu of assumption or substitution in the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option or Award shall be fully exercisable for a period of not less than 45 days from the date of such notice, and the Option or Award shall terminate upon the expiration of such period.

      Each Option or other Award assumed or substituted pursuant to the immediately preceding paragraph shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean a reduction of 20% or more in the annual Total Target Cash Compensation for which the Participant is eligible or, with respect to the Participants who are employed in the position of Vice President or higher, assignment to responsibilities which are not substantially equivalent in the aggregate to those responsibilities to which they were assigned prior to the Acquisition Event. "Total Target Cash Compensation" shall mean annual base salary plus target short term incentive compensation payable at 100% Participant performance, whether sales incentive, bonus or otherwise. "Cause" shall mean any act or omission by the Participant which is or is likely to be injurious to the Company or the business reputation of the Company, failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), violation by the Participant of the Company's rules, policies or procedures, or refusal by the Participant to obey the lawful direction (consistent with the Participant's responsibilities) of the Board or any person to whom the Participant reports. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted, as determined by the Company, which determination shall be conclusive.

      An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

      Notwithstanding the foregoing, the election of any Purchaser (as defined in the Right of First Offer and Co-Sale Agreement, dated as of May 1999 and as amended from time to time, by and among the Company, Nortel Networks Inc. ("Nortel Networks") and the persons and entities listed on Exhibit A thereto (the "Right of First Offer Agreement")) to sell its Shares (as defined in the Right of First Offer Agreement) to Nortel Networks pursuant to Section 6 of the Right of First Offer Agreement, and the purchase of any such Shares by Nortel Networks, shall not be deemed to be an Acquisition Event.

      ii. Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

    (f)  Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (g)  Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (h)  Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (i)  Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.  Miscellaneous

    a.  No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company or affecting the ability of the Company or the Participant to terminate the employment relationship, if any, for any reason, including, but not limited to, without Cause or without Good Reason, as applicable. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    b.  No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

    c.  Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    d.  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

    e.  Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                      Adopted by the Board of Directors
                      on March 21, 2001

                      Approved by the Stockholders
                      on

Appendix C to Proxy Statement of Elastic Networks Inc.(3-23-01)

ELASTIC NETWORKS INC. AMENDED AND
RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.

    The purpose of the Elastic Networks Inc. Amended and Restated Employee Stock Purchase Plan is to provide employees of the Company and Designated Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of Common Stock of the Company. The Company intends the Plan to qualify as an employee stock purchase plan under Code Section 423. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Code Section 423.

2.  Definitions.

    (a) "Code" means the Internal Revenue Code of 1986, as amended.

    (b) "Company" means Elastic Networks Inc.

    (c) "Common Stock" means the common stock, $.01 par value per share, of the Company.

    (d) "Compensation" means the regular compensation, including overtime, bonuses and commissions that the Company or a Designated Subsidiary pays to an Employee during an Offering Period.

    (e) "Committee" means the committee described in Paragraph 13.

    (f)  "Designated Subsidiary" means a Subsidiary that has adopted the Plan pursuant to Paragraph 12.

    (g) "Employee" means any person who customarily works as a common law employee for the Company or a Designated Subsidiary for more than 20 hours per week and for more than five months during any calendar year.

    (h) "Offering Periods" means each successive six-month period beginning on each January 1 and July 1, with the first such period commencing on January 1, 2001.

    (i)  "Participant" means an Employee who has completed an authorization form under Paragraph 5 and elected to contribute to the Plan through payroll deductions.

    (j)  "Plan" means the Elastic Networks Inc. Amended and Restated Employee Stock Purchase Plan.

    (k) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, including a corporation that becomes a Subsidiary after the adoption of the Plan.

3.  Eligibility.

    An Employee whom the Company or a Designated Subsidiary employs as of the first day of an Offering Period shall be eligible to participate in the Plan for that Offering Period, except that, for any Offering Period beginning before the Board of Directors adopted this amended and restated Plan, only an Employee whom the Company or a Designated Subsidiary has employed continuously for one year as of the first day of such Offering Period shall be eligible to participate in the Plan for that Offering Period.

4.  Offering Period.

    The Committee will send to each Employee meeting the eligibility requirements of Paragraph 3 a notice advising the Employee of his or her right to participate in the Plan for the ensuing Offering Period.

5.  Participation.

    An Employee who meets the eligibility requirements of Paragraph 3 may become a Participant for an Offering Period by completing an authorization notice and delivering it to the Committee within a reasonable period of time prior to the first day of such Offering Period. All Participants receiving options under the Plan shall have the same rights and privileges.

6.  Method of Payment.

    A Participant shall contribute to the Plan through payroll deductions, as follows:

      (a) The Participant shall elect on an authorization notice to have deductions made from his or her Compensation for each payroll period during the Offering Period at a rate which shall be at least 1% but not in excess of 15% of his or her Compensation.

      (b) All payroll deductions shall be credited to the Participant's account under the Plan. No interest or earnings shall accrue on any payroll deductions credited to such accounts.

      (c) Payroll deductions shall commence on the first payday coinciding with or following the first day of each Offering Period and shall end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under Paragraph 10 below.

      (d) A Participant may not alter the rate of payroll deductions during the Offering Period.

7.  Granting of Option.

    (a) On the first day of each Offering Period, a Participant shall receive options to purchase a number of shares of Common Stock with funds withheld from his or her Compensation, subject to the limitations set forth below and the adjustments provided for in Paragraph 16 below. Such number of shares shall be determined at the end of the Offering Period according to the following procedure:

Step 1—	Determine the amount the Company withheld from the Participant's Compensation since the beginning of the Offering Period;
Step 2—	Determine the amount which represents 85% of the lower of fair market value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and
Step 3—	Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

    (b) For purposes of the immediately preceding Subparagraph (a), the fair market value of a share of Common Stock as of each date described in Step 2 shall be determined as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price on that date; (ii) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date; (iii) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or (iv) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date. If any date described in Step 2 is not a trading day, the fair market value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

    (c) Notwithstanding any other provision of this Plan, no Participant shall receive options:

      (i)  if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both together, possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; for purposes of this Subparagraph (c)(i), the constructive attribution rules of Code Section 424(d) shall apply in determining the stock ownership of every individual; or

      (ii) which permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a fair market value (determined at the time the options are granted) that exceeds $25,000 in any calendar year; or

      (iii) if that Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company or the Designated Subsidiary and is prohibited from making employee contributions to the Plan under Code Section 401(k) and the regulations thereunder, in which case the Participant will have deemed to have withdrawn from the Plan as of the time of the hardship withdrawal.

    (d) Notwithstanding any other provision of the Plan, no Participant shall receive options for any Offering Period for more than 10,000 shares of Common Stock.

8.  Exercise of Option.

    (a) Unless a Participant effects a timely withdrawal pursuant to Paragraph 10 below, his or her option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised on the day following the last day of that Offering Period for the purchase of the maximum number of full shares which the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in Paragraph 7(a) hereof.

    (b) The disposition of any payroll deductions credited to a Participant's account during the Offering Period which are not used for the purchase of shares shall be as follows:

      (i)  If the Participant has elected to withdraw from the Plan as of the end of the Offering Period, the Company shall deliver the amount of the payroll deductions to the Participant.

      (ii) The amount of any excess payroll deductions shall be applied to the purchase of shares in the immediately succeeding Offering Period.

9.  Delivery of Common Stock.

    As soon as administratively feasible after the end of each Offering Period, the Company shall deliver to each Participant or, in the alternative, to a custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. In the event of the delivery of the shares to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm.

10. Withdrawal From the Plan.

    (a) A Participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless the Participant files a written withdrawal notice with the Committee at least ten days prior to the beginning of the Offering Period as of which the Participant desires to withdraw from the Plan.

    (b) A Participant may withdraw all, but not less than all, payroll deductions credited to his account for an Offering Period at any time during such Offering Period by delivering a written notice to the Committee at least ten days prior to the end of such Offering Period. A Participant who for any reason, including, without limitation, retirement, termination of employment or death, ceases to be an Employee prior to the last day of any Offering Period will be deemed to have withdrawn from the Plan as of the date of such cessation.

    (c) Upon the withdrawal of a Participant from the Plan under the terms of Subparagraph (b) above, his or her outstanding options under this Plan shall immediately terminate.

    (d) In the event a Participant withdraws from the Plan for any reason, the Company will pay to the Participant all payroll deductions credited to his or her account or, in the event of death, to the persons entitled thereto under the terms of Paragraph 14, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

    (e) A Participant who has elected to withdraw from the Plan may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the Plan; provided, however, that any Participant who is an officer or director of the Company or any Subsidiary and who withdraws from the Plan for any reason shall not be permitted to resume participation any earlier than the first day of an Offering Period which is more than six months after the effective date of the withdrawal or any earlier date that will permit transactions under the Plan to continue to be exempt within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended.

11. Stock.

    (a) The shares of Common Stock that the Company shall sell to Participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares made available for sale under the Plan shall be 500,000, plus an annual increase per year to be added on each January 1 of the next four years, beginning in the year 2002 and ending in the year 2005, equal to 100,000 shares per year for a total maximum number of shares of 900,000, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16 below. If the total number of shares for which options are to be exercised in accordance with Paragraph 8 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

    (b) A Participant will have no interest in shares covered by his or her option until the Participant exercises the option and receives certificates for the shares.

    (c) Shares that a Participant purchases under the Plan will be registered in the name of the Participant, or if the Participant so directs by written notice to the Committee prior to the last day of the Offering Period, in the names of the Participant and one other person the Participant designates, as joint tenants with rights of survivorship.

    (d) A Participant may not sell or transfer shares he or she acquired pursuant to the exercise of options granted during any Offering Period beginning before the Board of Directors adopted this amended and restated Plan prior to the expiration of one year from the last day of such Offering Period, except in the event of disability or death. This Subparagraph 11(d) shall not apply with respect to any shares acquired pursuant to the exercise of options granted during any subsequent Offering Periods.

12. Adoption of Plan by Subsidiaries.

    Any Subsidiary, if authorized to do so by the Company, may adopt the Plan by action of its board of directors. Such action shall state the effective date of the adoption of the Plan.

13. Administration.

    The Compensation Committee of the Board of Directors of the Company shall administer the Plan. The Board of Directors of the Company shall determine the composition of the Committee and may at any time remove members from, or add members to, or fill vacancies therein. The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Committee in connection with the administration or interpretation of the Plan shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

14. Designation of Beneficiary.

    (a) A Participant may file with the Committee a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the Plan or any shares of Common Stock owed to the Participant under the Plan in the event of the Participant's death. A Participant may change a beneficiary at any time by filing a notice in writing with the Committee.

    (b) Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Committee shall deliver such cash or shares, or both, to the beneficiary. In the event a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediately preceding Subparagraph (a), the Committee shall deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If to the knowledge of the Committee no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

    (c) No designated beneficiary shall acquire any interest in such cash or shares prior to the death of the Participant.

15. Transferability.

    A Participant may not transfer, assign, pledge or otherwise dispose of payroll deductions credited to the Participant's account nor any rights to exercise an option or to receive shares of Common Stock under the Plan other than by will or the laws of descent and distribution or pursuant to an effective qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Paragraph 10 above. An option is exercisable during the Participant's lifetime only by the Participant.

16. Adjustments Upon Changes in Capitalization.

    In the event that, by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of securities of the Company, the Committee shall make an appropriate adjustment to the number and kind of shares available for the granting of options, and as to which outstanding options shall be exercisable, and to the option price.

    Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving a merger, consolidation or acquisition of the stock or the assets of the Company, the Committee in its discretion (a) may declare the Plan's termination in the same manner as if the Board of Directors had terminated the Plan pursuant to Paragraph 17 below, or (b) may declare that any option shall apply to the securities of the resulting corporation and each option to purchase one share of the Common Stock shall entitle the Participant to purchase the same number of securities of the resulting corporation as a holder of a share of common Stock would be entitled to receive for such share.

    Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any option or the option price except as this Paragraph 16 specifically provides. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

17. Amendment or Termination.

    The Board of Directors of the Company may at any time terminate or amend the Plan. Any amendment of the Plan that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the Plan, or (iii) materially modifies the eligibility requirements for participation in the Plan shall be subject to approval of the shareholders of the Company. The Company shall refund to each Participant the amount of payroll deductions credited to his or her account as of the date of termination of the Plan as soon as administratively feasible following the effective date of the termination.

18. Notices.

    All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

19. No Contract.

    This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time regardless of the effect which such discharge shall have upon him or her or any options granted hereunder.

20. Withholding Taxes.

    Upon the exercise of any option under the Plan, the Company or the Designated Subsidiary has the right to require the Participant to remit to the Company or Designated Subsidiary an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares.

21. Legal and Other Requirements.

    The obligations of the Company to sell and deliver shares under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares issued hereunder may be legended as the Board of Directors shall deem appropriate.

22. Approval of Shareholders.

    The Board of Directors has adopted this amended and restated Plan, as of the date set forth below, to amend and restate the Plan effective as of the date of its original adoption. The Plan shall be submitted to the shareholders of the Company for their approval within 12 months after its original adoption by the Board of Directors of the Company. The adoption of the Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval within such time period shall render the Plan and all outstanding options thereunder void and of no effect.

    IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this 21st day of March, 2001.

ELASTIC NETWORKS INC.
By:	/s/ GUY D. GILL
Title:	Chairman of the Board, Chief Executive Officer and President
[CORPORATE SEAL]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ELASTIC NETWORKS INC.

   The undersigned stockholder(s) of Elastic Networks Inc., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 2001 Annual Meeting of Stockholders, and hereby appoint(s) Guy D. Gill and Kevin D. Elop, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Eastern Daylight Time) on Wednesday, May 9, 2001 at the Atlanta Marriott Alpharetta Hotel, 5750 Windward Parkway, Alpharetta, Georgia 30005, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Please Detach and Mail in the Envelope Provided

A	/x/	Please mark your votes as in this example.

		FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
1.	To elect two Class I directors required to be elected this year:	/ /	/ /	Nominees:	Gerald A. Poch Jerome L. Rhattigan	2.	To amend our 1999 Stock Incentive Plan to increase the number of shares of our common stock that are available for issuance thereunder by 1 million shares.	/ /	/ /	/ /
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR" box above and write the name of the nominee for whom you wish to withhold authority in the space provided below:						3.	To amend, restate and adopt our Employee Stock Purchase Plan; and	/ /	/ /	/ /
						4.	To transact such other business as may properly come before the meeting.
						THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
						The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
						THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
						PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Signature                            Signature if held jointly                             Dated:         , 2001

Note: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.